UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 2, 2014

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5495 Wilson Street

Riverside, California 92509

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 3.02   Unregistered Sales of Equity Securities.

(a)

On September 2, 2014 the Company filed a Certificate of Designation with the Nevada Secretary of State in connection with the creation of a class of shares designated by the Board of Directors as the “Series Y Preferred Shares” with the characteristics described below.  The purpose of the Series Y Preferred Shares is to create additional authorized shares of common stock for the Company by permitting the return of issued and outstanding shares of common stock held by Company management and others to the Company’s treasury for cancellation and to be available for original issuance. In return for the submission of the shares of common stock for cancellation, each participating shareholder shall receive an identical number of restricted Series Y Preferred Shares.  The total number of issued and outstanding shares of common stock that may be subject to this arrangement is forty million (40,000,000) shares of common stock and an equivalent number of Series Y Preferred Shares.  Thus far, a total of 35,415,592 shares of common stock have been returned for cancellation and an equivalent number of restricted shares of Series Y Preferred Stock will be issued to the participants. The directors and officers of the Company who are participating and their respective shares of common stock that will be cancelled in exchange for the Series Y Preferred Shares are set out below, although there are also some non-directors and officers who will participate:

Name of Shareholder	Shares of Common Stock Returned	Series Y Preferred Issued

Ian G. Hobday	10,438,823	10,438,823
Peter C. Leeds	2,733,333	2,733,333
Carter Read	21,000,000	21,000,000

The Company has entered into an exchange agreement with each cooperating holder of outstanding shares of common stock who will participate.   Each Series Y Preferred share shall be entitled to one vote and participate together with the holders of shares of common stock on all matters presented to Company stockholders for a vote.  The Series Y Preferred will have the same economic rights as holders of shares of common stock. The Certificate of Designation mandates that the Series Y Preferred will be cancelled and an identical number of new restricted shares of common stock issued to the former holders of Series Y Preferred after the Company has amended its articles of incorporation to increase the authorized number of its common shares. The Board of Directors of the Company have approved the increase of the authorized shares of the Company’s common stock from 900,000,000 shares to 2.5 billion shares of common stock; however, under Nevada law the Company’s shareholders must approve the increase, and the increase in authorized shares will not be effective before the Company files an amendment to its Articles of Incorporation.  The Certificate of Designation in the form filed with the Nevada Secretary of State and copies of the various Series Y Preferred Exchange Agreements will be filed by amendment.

The Series Y Preferred Shares issued to each of the participants involved in the exchange of restricted shares of common stock for restricted shares of Series Y Preferred Shares was exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) as a transaction by an issuer not involving a public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 2, 2014 the Company filed a Certificate of Designation with the Nevada Secretary of State in connection with the creation of a class of shares designated by the Board of Directors as the “Series Y Preferred Shares” with the characteristics described below.  The purpose of the Series Y Preferred Shares is to create additional authorized shares of common stock for the Company by permitting the return of issued and outstanding shares of common stock held by Company management and others to the Company’s treasury for cancellation and to be available for original issuance. In return for the submission of the shares of common stock for cancellation, each participating shareholder shall receive an identical number of restricted Series Y Preferred Shares.  The total number of issued and outstanding shares of common stock that may be subject to this arrangement is forty million (40,000,000) shares of common stock and an equivalent number of Series Y Preferred Shares.  Thus far, a total of 35,415,592 shares of common stock have been returned for cancellation and an equivalent number of restricted shares of Series Y Preferred Stock will be issued to the participants. The directors and officers of the Company who are participating and their respective shares of common stock that will be cancelled in exchange for the Series Y Preferred Shares are set out below, although there are also some non-directors and officers who will participate:

Name of Shareholder	Shares of Common Stock Returned	Series Y Preferred Issued

Ian G. Hobday	10,438,823	10,438,823
Peter C. Leeds	2,733,333	2,733,333
Carter Read	21,000,000	21,000,000

The Company has entered into an exchange agreement with each cooperating holder of outstanding shares of common stock who will participate.   Each Series Y Preferred share shall be entitled to one vote and participate together with the holders of shares of common stock on all matters presented to Company stockholders for a vote.  The Series Y Preferred will have the same economic rights as holders of shares of common stock. The Certificate of Designation mandates that the Series Y Preferred will be cancelled and an identical number of new restricted shares of common stock issued to the former holders of Series Y Preferred after the Company has amended its articles of incorporation to increase the authorized number of its common shares. The Board of Directors of the Company have approved the increase of the authorized shares of the Company’s common stock from 900,000,000 shares to 2.5 billion shares of common stock; however, under Nevada law the Company’s shareholders must approve the increase, and the increase in authorized shares will not be effective before the Company files an amendment to its Articles of Incorporation.  The Certificate of Designation in the form filed with the Nevada Secretary of State and copies of the various Series Y Preferred Exchange Agreements will be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN AUTOMOTIVE COMPANY
a Nevada corporation

September 8, 2014	By: Ian G. Hobday, CEO
Its: Chief Executive Officer

4